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                                                                    EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS


The Partners
WAMCO Partnerships:

We consent to the incorporation by reference in the registration statements (Numbers 333-10345, 333-48671, 333-59333, 333-00623 and 33-09485) on Forms S-3
and S-8 of FirstCity Financial Corporation, of our report dated February 6, 2001, relating to the combined balance sheets of the WAMCO Partnerships as of December 31, 2000 and 1999, and the related combined statements of operations, changes in partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of FirstCity Financial Corporation.



                                                      KPMG LLP


Dallas, Texas
April 12, 2001